Exhibit 99.1

Sientra Reports Record Third Quarter 2021 Revenue for Continuing Operations  Revenue growth of 28% Year Over Year

Santa Barbara, CA – November 10, 2021 – Sientra, Inc. (NASDAQ: SIEN) (“Sientra” or the “Company”), a medical aesthetics company focused on enhancing lives by advancing the art of plastic surgery, today announced its financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 Financial Highlights

•	Net sales of $19.6 million, representing growth of 28% over the third quarter of 2020, excluding discontinued operations
•	Cash of $66.1 million as of September 30, 2021
•	Updated full year 2021 revenue guidance to range from $76 to $78 million, representing 38%-42% year-over-year growth, exclusive of discontinued operations

Recent Business Highlights

•	Added approximately 300 accounts, achieving a new record base of nearly 2,700 accounts
•	Generated approximately 17,000 year-to-date lead referrals to plastic surgeons through social and digital marketing awareness-building strategies
•	Publication of a study by Stanford University’s School of Medicine confirming unique clinical benefits of Sientra’s Allox2 in managing seromas
•	Jointly launched Reshaping Lives: Full Circle™ with Mission Plasticos to provide reconstructive breast surgery for post-mastectomy women living in poverty
•	Completed move of distribution center from Santa Barbara, CA to Franklin, WI

Ron Menezes, Sientra’s President and Chief Executive Officer, said, “These results reflect the positive momentum that we have seen over the past five quarters, with a sole focus on providing the safest, most advanced products to plastic surgeons and their patients. Growth this quarter was primarily driven by our reconstruction business, which grew 33% over the third quarter of 2020. In addition, our market data shows breast augmentation is at an all-time four year high and that 74% of women that are considering breast implants are planning to do so within a year.

“With an unwavering commitment to continued execution on our strategic initiatives, I believe that Sientra is in the best position ever as we head into the fourth quarter and 2022,” concluded Menezes.

Third Quarter 2021 Financial Review

Total revenues from continuing operations were $19.6 million as compared to $15.3 million in third quarter 2020, representing year-over-year growth of 28%.

Gross profit was $10.6 million, or 54% of sales, compared to gross profit of $8.2 million, or 53.6% of sales in the third quarter of 2020.  Product gross margins improved during the current period but were offset by the cost of our distribution center move from Santa Barbara, California to Franklin, Wisconsin.

Operating expenses for the third quarter 2021 were $22.3 million compared to $17.8 million for the same period in 2020.  The increase in current period operating expense is attributed to an increase in sales headcount and new marketing programs as well as an increase in G&A related to the Reshaping Lives: Full Circle launch and the cost related to the company’s Information Systems transition.

Operating loss from continuing operations was $11.7 million, compared to an operating loss of $9.5 million in third quarter 2020.

Other income, which includes interest expense, change in fair value of derivative liability and other income, was $40.2 million as compared to $8 million in Q3 of 2020.  The $32.2 million dollar increase in the company’s current period is attributed to a positive change in fair value of derivative liability of $25.5 million following the amendment of its Convertible Note, and the relief of its Paycheck Protection Plan loan of $6.7 million.

Net income was $28.4 million compared to a loss of $5.8 million, for the same period in 2020.

Adjusted EBITDA was a $8.3 million dollar loss as compared to a $7.2 million loss for the same period in 2020.

Net cash and cash equivalents as of September 30, 2021, were $66.1 million.

Financial Guidance for Continuing Operations

For the full year 2021, the Company expects revenue to be in a range of $76 million to $78 million, representing growth of 38% to 42% over 2020, exclusive of discontinued operations. This compares to previous guidance of $74 million to $78 million.

The Company expects operating expenses for the full year 2021 to be in the range of $85 - $90 million.

Conference Call

Sientra will hold a conference call today, November 10, 2021 at 4:30 pm ET to discuss third quarter results. The dial-in numbers are (844) 464-3933 for domestic callers and (765) 507-2612 for international callers. The conference ID is 8785834. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at www.sientra.com. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

Sientra has supplemented its US GAAP net income (loss) with a non-GAAP measure of Adjusted EBITDA and non-GAAP earnings per share. Management believes that these non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the Company, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP Adjusted EBITDA to GAAP net income (loss) and non-GAAP loss per share, the most directly comparable GAAP measures, is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with Sientra’s financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

About Sientra

Headquartered in Santa Barbara, California, Sientra is a medical aesthetics company exclusively focused on plastic surgery. The Company mission is to offer proprietary innovations and unparalleled partnerships that radically advance how plastic surgeons think, work and care for their patients. Sientra has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The Company’s product portfolio includes its Sientra round and shaped breast implants, the first fifth generation breast implants approved by the FDA for sale in the United States, its ground-breaking Allox2® breast tissue expander with patented dual-port and integral drain technology, and BIOCORNEUM®, the #1 performing, preferred and recommended scar gel of plastic surgeons(*).

Sientra uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Sientra is routinely posted and is accessible on the Company’s investor relations website at www.sientra.com.

(*) Data on file

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are made only as of the date of this release. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. Forward-looking statements may include information concerning the impact of the COVID-19 pandemic on the Company and its operations, the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenues, profitability, outlook and overall business strategy, the Company’s ability to take market share, and the Company’s future growth. Such statements are subject to risks and uncertainties, including the scope and duration of the COVID-19 pandemic, the Company’s ability to recapture delayed procedures resulting from the COVID-19 pandemic, the positive reaction from plastic surgeons and their patients to Sientra’s Breast Products, the ability to meet consumer demand, the Company’s ability to executive on its strategic initiatives, and the Company’s ability to manage its operating expenses and cash balance. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Sientra’s public filings with the Securities and Exchange Commission. All statements other than statements of historical fact are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, and such estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

Investor Relations Contact

Leigh Salvo

ir@sientra.com

Sientra, Inc.
Consolidated Statements of Operations
(In thousands, except per share and share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net sales	$19,620	$15,329	$58,035	$37,109
Cost of goods sold	9,030	7,105	26,027	15,887
Gross profit	10,590	8,224	32,008	21,222
Operating expenses:
Sales and marketing	12,052	9,969	34,348	24,858
Research and development	2,367	1,778	6,962	6,142
General and administrative	7,865	6,445	23,321	21,183
Restructuring	—	(442)	—	389
Total operating expenses	22,284	17,750	64,631	52,572
Loss from operations	(11,694)	(9,526)	(32,623)	(31,350)
Other income (expense), net:
Interest income	1	6	4	203
Interest expense	(2,026)	(2,055)	(6,143)	(7,284)
Change in fair value of derivative liability	35,550	10,090	(14,460)	(8,420)
Other income (expense), net	6,672	(2)	6,575	34
Total other income (expense), net	40,197	8,039	(14,024)	(15,467)
Income (loss) from continuing operations before income taxes	28,503	(1,487)	(46,647)	(46,817)
Income tax expense (benefit)	—	—	—	—
Income (loss) from continuing operations	28,503	(1,487)	(46,647)	(46,817)
Income (loss) from discontinued operations, net of income taxes	(93)	(4,334)	233	(21,893)
Net income (loss)	28,410	(5,821)	(46,414)	(68,710)
Expenses attributable to the convertible note	(34,158)	—	—	—
Losses attributable to common shares	$(5,748)	$(5,821)	$(46,414)	$(68,710)

Basic earnings (loss) per share:
Continuing operations	$0.49	$(0.03)	$(0.82)	$(0.93)
Discontinued operations	(0.00)	(0.09)	0.00	(0.44)
Basic earnings (loss) per share	$0.49	$(0.12)	$(0.82)	$(1.37)
Diluted earnings (loss) per share:
Continuing operations	$(0.08)	$(0.03)	$(0.82)	$(0.93)
Discontinued operations	(0.00)	(0.09)	0.00	(0.44)
Diluted earnings (loss) per share	$(0.08)	$(0.12)	$(0.82)	$(1.37)
Weighted average outstanding common shares used for earnings (loss) per share attributable to common stockholders:
Basic	58,005,784	50,394,858	56,680,594	50,155,623
Diluted	72,639,930	50,394,858	56,680,594	50,155,623

Sientra, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$66,127	$54,967
Accounts receivable, net	26,453	19,771
Inventories, net	51,529	39,168
Prepaid expenses and other current assets	2,663	1,891
Current assets of discontinued operations	4	13,475
Total current assets	146,776	129,272
Property and equipment, net	14,886	12,301
Goodwill	9,202	9,202
Other intangible assets, net	8,471	9,387
Other assets	7,323	8,011
Non-current assets of discontinued operations	—	805
Total assets	$186,658	$168,978
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Current portion of long-term debt	$-	$4,670
Accounts payable	6,300	5,799
Accrued and other current liabilities	22,285	28,408
Customer deposits	30,286	17,905
Sales return liability	12,305	9,192
Current liabilities of discontinued operations	501	4,686
Total current liabilities	71,677	70,660
Long-term debt	61,483	60,500
Derivative liability	—	26,570
Deferred and contingent consideration	2,786	2,350
Warranty reserve and other long-term liabilities	9,950	9,455
Total liabilities	145,896	169,535
Stockholders’ equity:
Total stockholders’ equity (deficit)	40,762	(557)
Total liabilities and stockholders’ equity	$186,658	$168,978

Sientra, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(46,414)	$(68,710)
Income (loss) from discontinued operations, net of income taxes	233	(21,893)
Loss from continuing operations, net of income taxes	(46,647)	(46,817)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,149	2,386
Provision for doubtful accounts	875	258
Provision for warranties	684	362
Provision for inventory	638	1,435
Fair value adjustments to derivative liability	14,460	8,420
Fair value adjustments of other liabilities held at fair value	49	29
Amortization of debt discount and issuance costs	2,632	3,430
Gain on extinguishment of debt	(6,652)	—
Stock-based compensation expense	8,073	5,342
Payments of contingent consideration liability in excess of acquisition-date fair value	(2,419)	—
Other non-cash adjustments	584	198
Changes in assets and liabilities:
Accounts receivable	(7,558)	(5,311)
Inventories	(12,999)	(6,569)
Prepaid expenses, other current assets and other assets	(205)	(166)
Accounts payable, accrueds, and other liabilities	1,279	(4,921)
Customer deposits	12,381	1,547
Sales return liability	3,113	1,930
Net cash flow from operating activities - continuing operations	(28,563)	(38,447)
Net cash flow from operating activities - discontinued operations	(989)	(14,292)
Net cash used in operating activities	(29,552)	(52,739)
Cash flows from investing activities:
Purchase of property and equipment	(4,882)	(3,112)
Net cash flow from investing activities - continuing operations	(4,882)	(3,112)
Net cash flow from investing activities - discontinued operations	11,314	(80)
Net cash used in investing activities	6,432	(3,192)
Cash flows from financing activities:
Proceeds from issuance of common stock for employee stock-based plans	1,824	852
Net proceeds from issuance of common stock	39,226	264
Tax payments related to shares withheld for vested restricted stock units (RSUs)	(2,420)	(1,496)
Gross borrowings under the Term Loan	1,000	—
Repayments under the Term Loan	—	(25,000)
Gross borrowings under the PPP loan	—	6,652
Repayment of the Revolving Loan	—	(6,508)
Net proceeds from issuance of the Convertible Note	—	60,000
Payments of contingent consideration up to acquisition-date fair value	(4,550)	—
Deferred financing costs	(800)	(2,958)
Net cash provided by financing activities	34,280	31,806
Net increase (decrease) in cash, cash equivalents and restricted cash	11,160	(24,125)
Cash, cash equivalents and restricted cash at:
Beginning of period	55,300	87,951
End of period	$66,460	$63,826

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$66,127	$63,483
Restricted cash included in other assets	333	343
Total cash, cash equivalents and restricted cash	$66,460	$63,826

Sientra, Inc.
Reconciliation of Income (Loss) from Continuing Operations to Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Dollars, in thousands	2021	2020	2021	2020
Income (loss) from continuing operations, as reported	$28,503	$(1,487)	$(46,647)	$(46,817)
Adjustments to income (loss) from continuing operations:
Interest (income) expense and other, net	2,005	2,051	6,216	7,047
Depreciation and amortization	1,039	1,193	3,149	2,386
Fair value adjustments to contingent consideration	—	51	49	67
Fair value adjustments to derivative liability	(35,550)	(10,090)	14,460	8,420
Gain on extinguishment of debt	(6,652)	—	(6,652)	—
Stock-based compensation	2,326	1,574	8,073	5,342
Restructuring	—	(442)	—	389
Total adjustments to income (loss) from continuing operations	(36,832)	(5,663)	25,295	23,651
Adjusted EBITDA	$(8,329)	$(7,150)	$(21,352)	$(23,166)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
As a Percentage of Revenue**	2021	2020	2021	2020
Income (loss) from continuing operations, as reported	145.3%	(9.7%)	(80.4%)	(126.2%)
Adjustments to income (loss) from continuing operations:
Interest (income) expense and other, net	10.2%	13.4%	10.7%	19.0%
Depreciation and amortization	5.3%	7.8%	5.4%	6.4%
Fair value adjustments to contingent consideration	0.0%	0.3%	0.1%	0.2%
Fair value adjustments to derivative liability	(181.2%)	(65.8%)	24.9%	22.7%
Gain on extinguishment of debt	(33.9%)	0.0%	(11.5%)	0.0%
Stock-based compensation	11.9%	10.3%	13.9%	14.4%
Restructuring	0.0%	(2.9%)	0.0%	1.0%
Total adjustments to income (loss) from continuing operations	(187.7%)	(36.9%)	43.6%	63.7%
Adjusted EBITDA	(42.5%)	(46.6%)	(36.8%)	(62.4%)

** Adjustments may not add to the total figure due to rounding